UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2006

PONY EXPRESS U.S.A., INC. (Exact name of registrant as specified in its chapter)

NEVADA	000-25559	86-0860379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 East Camelback Road, Suite 1075, Phoenix, Arizona 85016 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 602-852-5445 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 - Entry into a Material Definitive Agreement

For at least the past two years, the registrant has not engaged in any material business operations, and has not, since November, 2004, filed the periodic reports required by the Securities and Exchange Commission. In addition, on or about October 1, 2005, the registrant’s corporate charter went into default with the Nevada Secretary of State. Accordingly, it is believed that the registrant had abandoned its business.

Pursuant to its ORDER GRANTING THE PETITION FOR APPOINTMENT OF DAVID B. STOCKER AS CUSTODIAN OF PONY EXPRESS U.S.A., INC. PURSUANT TO NRS 78.347 dated August 7, 2006 (the “Order”), the Eight District Court, Clark County, Nevada appointed David B. Stocker as custodian of the registrant for the purpose of appointing new officers and directors of the registrant and taking all actions on behalf of the registrant as permitted by Nevada Revised Statutes 78.347. The actions authorized under NRS 78.347 include:

•	To settle the affairs, collect the outstanding debts, sell and convey the property, real and personal.

•

To demand, sue for, collect, receive and take into his or their possession all the goods and chattels, rights and credits, moneys and effects, lands and tenements, books, papers, chooses in action, bills, notes and property, of every description of the corporation.

•	To institute suits at law or in equity for the recovery of any estate, property, damages or demands existing in favor of the corporation.

•	Provided that the authority of the custodian is to continue the business of the corporation and not to liquidate its affairs or distribute its assets.

•	To exercise the rights and authority of a Board of Director and Officers in accordance with state law, the articles and bylaws.

In accordance with Order, Mr. Stocker appointed himself as sole interim Director and President. In addition, the registrant hired Carrera Capital, Inc., a business consulting firm (“CCI”), for the purpose of assisting the registrant in its efforts to salvage value for the benefit of its shareholders. CCI has also agreed to advise the registrant as to potential business combinations. Mr. Stocker, an attorney, is the president of CCI.

As of August 22, 2006, CCI has contributed approximately $5,000 and obligated itself to contribute an additional $15,000 as paid in capital to the registrant. The registrant is to use these funds to pay the costs and expenses necessary to revive the registrant’s business operations. Such expenses include, without limitation, fees to reinstate the registrant’s corporate charter with the State of Nevada, payment of all past due franchise taxes, settling all past due accounts with the registrant’s transfer agent, and accounting and legal fees. CCI has agreed to continue to contribute such additional funds as are necessary to accomplish these goals.

In consideration for these services and capital contribution(s), the registrant issued 100,000,000 shares of its common stock to CCI representing approximately 66.2% of its common stock outstanding as of August 9, 2006.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 - Unregistered Sale of Equity Securities

On August 9, 2006, the registrant issued to 100,000,000 shares of its common stock to CCI in exchange for $20,000. See Item 1.01 above.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 - Changes in Control of Registrant

Pursuant to the Order and the arrangement with CCI, the registrant issued 100,000,000 shares of its common stock to CCI representing approximately 66.2% of the common stock outstanding as of August 9, 2006. See Item 1.01, above. Additionally, on August 9, 2006, the registrant effectuated a 1-for-2,000 reverse split of the registrant’s preferred shares.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the Order, David B. Stocker has been appointed sole director and officer of the registrant. See 1.01, above.

SECTION 8 - OTHER EVENTS

Item 8.01 - Other Events

At the direction of David B. Stocker, the registrant intends to update all regulatory filings and establish business operations that will enhance shareholder value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2006

PONY EXPRESS U.S.A., INC.

By: /s/ David B. Stocker

Name: David B. Stocker

Title: President